Trust earned.
FreedMaxick®

Exhibit 16.1

November 19, 2025

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Infinite Group, Inc.'s statements included under Item 4.01(a) of its Form 8-K filed on November 19, 2025, and we agree with such statements insofar as they relate to our firm. With respect to all other matters, we have no basis to agree or disagree with the statements made by the registrants.

Freed Maxick P.C.

424 Main Street, Suite 800, Buffalo, NY 14202
main 716.847.2651 | fax 716.847.0069

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